Exhibit 10.12A

STOCK APPRECIATION RIGHT GRANT

This Stock Appreciation Right (“SAR”) is granted on August 21, 2012 (the “Grant Date”), by First PacTrust Bancorp, Inc., a Maryland corporation (the “Company”), to Steven Sugarman (the “Grantee”), in accordance with the following terms and conditions:

1. SAR Grant and Exercise Period. In recognition of prior services provided by the Grantee to the Company, the Company hereby grants to the Grantee a SAR with respect to an aggregate of 500,000 shares (the “SAR Shares”) of the common stock of the Company (“Common Stock”) at a base price equal to $12.12 per share (the “Base Price”), subject to adjustment in accordance with Section 6(b) below. The number of SAR Shares shall be subject to adjustment in accordance with Section 6 below. The SAR shall be settled upon exercise in cash.

This SAR shall be exercisable only during the period (the “Exercise Period”) commencing on (i) the date that is six months and a day following the Grant Date with respect to the first tranche set forth in Section 2 below and (ii) the dates set forth in Section 2 below for the remaining tranches, and ending at 5:00 p.m., Irvine, California time, on the date 10 years after the Grant Date, such later time and date being hereinafter referred to as the “Expiration Date,” subject to earlier vesting and earlier expiration in the event of a Termination of Service, as and to the extent provided in Section 4.

2. Exercise and Settlement of the SAR. The SAR may be exercised during the Exercise Period, with respect to not more than the cumulative number of SAR Shares set forth below, by giving written notice to the Company as hereinafter provided specifying the number of SAR Shares with respect to which the SAR is being exercised.

Cumulative Number of SAR Shares Vested	Date

166,666	Grant Date
166,667	August 21, 2013
166,667	August 21, 2014

The notice of exercise of all or a portion of this SAR shall be in the form prescribed by the Compensation Committee of the Board of Directors of the Company (or such other committee as may be designated by the Board of Directors of the Company) (the “Committee”) and directed to the address set forth in Section 8 below. The date of exercise is the date on which such notice is received by the Company. The SAR represents the right, following exercise, to receive a payment in cash equal to the excess, if any, of the Fair Market Value (as defined in Company’s 2011 Omnibus Plan (the “Plan”)) of one such share of Common Stock on such exercise date over the Base Price, multiplied by the number of SAR Shares with respect to which the SAR is being exercised. The Company will retain from each distribution the amount of cash required to satisfy tax withholding obligations consistent with Article 16 of the Plan and Section 9 of this Agreement.

3. Nontransferability of this SAR. This SAR may not be assigned, encumbered, transferred, pledged or hypothecated except, (i) in the event of the death of the Grantee, by will or the applicable laws of descent and distribution or pursuant to a beneficiary designation as described below, or (ii) pursuant to a “domestic relations order,” as defined in Section 414(p)(1)(B)

of the Internal Revenue Code of 1986, as amended (the “Code”), or (iii) in a gift to any member of the Grantee’s immediate family or to a trust for the benefit of one or more of such immediate family members. During the lifetime of the Grantee, this SAR shall be exercisable only by the Grantee or a person acting with the legal authority of the Grantee unless it has been transferred as permitted hereby, in which case it shall be exercisable only by such transferee. For the purpose of this Section 3, the Grantee’s “immediate family” shall mean the Grantee’s spouse, children and grandchildren.

From time to time, by signing a form furnished to the Company, the Grantee may designate any legal or natural person or persons (who may be designated contingently or successively) to whom to transfer the unexercised portion this SAR if the Grantee were to die prior to the Expiration Date without having exercised such unexercised portion. If the Grantee fails to designate a beneficiary as provided above, or if the designated beneficiary dies before the Grantee or before such unexercised portion is so transferred, such unexercised portion shall be transferred to the Grantee’s estate. For purposes of this SAR, the term “designated beneficiary” means the person or persons designated by Grantee as Grantee’s beneficiary in the last effective beneficiary designation form filed with the Company. The provisions of this SAR shall be binding upon, inure to the benefit of and be enforceable by the parties hereto, the successors and assigns of the Company and any person acting with the legal authority of the Grantee or to whom this SAR is transferred in accordance with this Section 3.

4. Termination of Service of the Grantee.

(a) Upon a termination of the Grantee’s service other than (i) by the Company for Cause (as defined in the Employment Agreement by and between the Company and the Grantee, dated as of August 21, 2012 (the “Employment Agreement”)) or (b) by the Grantee without Good Reason (as defined in the Employment Agreement), the unvested portion of the SAR shall immediately vest in full and, along with the previously vested portion of the SAR, if any, shall remain exercisable for the duration of the term. For the avoidance of doubt, in the event that Grantee’s employment with the Company terminates but the Grantee continues to serve on the Company’s Board of Directors, the Grantee’s employment shall be deemed to have continued for the purposes of the vesting of the unvested portion of the SAR and if the Grantee’s service on the Board of Directors terminates as a result of action by the Company (including by virtue of the Company’s failure to nominate the Grantee for re-election to the Board of Directors), other than a termination for Cause, or a failure of the Company’s shareholders to re-elect the Grantee, each such termination shall be treated as a termination without Cause.

(b) Upon a termination of the Grantee’s employment by the Grantee without Good Reason or a termination of the Grantee’s employment by the Company for Cause, the unvested portion of the SAR shall be forfeited and the vested portion of the SAR shall remain exercisable for the 90-day period immediately following such termination of employment.

5. Change of Control. In the event of a Change of Control (as defined on Exhibit A to this Agreement), the SAR shall become immediately exercisable and, to the extent the SAR is assumed in the applicable transaction, the SAR shall remain exercisable for the duration of the term.

6. Adjustments for Certain Changes in Capitalization of the Company; Dividend Equivalent Rights.

(c) In the event of any increase in the outstanding shares of Common Stock (for the avoidance of doubt, whether voting or nonvoting) after the Grant Date by reason of any issuance of Common Stock not covered by Sections 6(b) (other than those issuances described in the last sentence of this Section 6(a)) (an “Issuance”), the Grantee shall be granted an additional SAR upon consummation of such Issuance with a base price equal to the then-current Fair Market Value of Common Stock (an “Additional SAR”) such that (1) when taking into account such Additional SAR, the percentage of the unexercised (whether vested or unvested) SAR Shares in respect of the initial SAR granted pursuant to this Agreement, such Additional SAR and any other Additional SARs previously granted under this Section 6(a), in each case as of the date of such issuance, relative to the total number of outstanding shares of Common Stock immediately following such Issuance is equal to (2) the percentage of the unexercised (whether vested or unvested) SAR Shares in respect of the initial SAR granted pursuant to this Agreement and any other Additional SARs previously granted under this Section 6(a), in each case as of the date of such issuance, relative to the total number of outstanding shares of Common Stock immediately prior to such Issuance. The Additional SAR granted following an Issuance pursuant to this Section 6(a) shall have the same terms and conditions as the initial SAR granted pursuant to this Agreement, however, the vesting and term shall take into account the Grantee’s service between the Grant Date and the date the Additional SAR is granted. For example, if an Issuance occurs and an Additional SAR is granted 18 months following the Grant Date, two-thirds (2/3) of such Additional SAR shall be vested and exercisable and the Additional SAR shall have 102 months remaining on its term. For the avoidance of doubt, no Additional SARs shall be granted under this Section 6 in the event that there is an increase in the number of outstanding shares of Common Stock solely due to the issuance of Common Stock as or in settlement of equity awards to employees, directors or independent contractors of the Company or its Affiliates for compensatory purposes, including upon the granting of restricted stock, the settlement of restricted stock units or the exercise of stock options.

(d) The Base Price and the number of SAR Shares as to which the SAR may be exercised (for the avoidance of doubt, including with respect to unvested SAR Shares) are subject to adjustment from time to time upon occurrence of the events set forth in this Section 6(b).

(i) If after the Grant Date the number of outstanding shares of Common Stock (for the avoidance of doubt, whether voting or nonvoting) is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock, or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the SAR Shares as to which the SAR may be exercised shall be increased in proportion to such increase in outstanding shares of Common Stock.

(ii) If after the Grant Date the number of outstanding shares of Common Stock (for the avoidance of doubt, whether voting or nonvoting) is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock, or other similar event, then, on the effective date of such consolidation, combination, reverse stock split or reclassification of shares of Common Stock, or other similar event, the SAR Shares as to which the SAR may be exercised shall be decreased in proportion to such increase in outstanding shares of Common Stock.

(iii) If after the Grant Date the Company distributes to holders of its Common Stock any of its assets (other than cash, which is covered by Section 6(c) below) or debt securities or any rights, options or warrants to purchase debt securities, assets or other securities of the Company (other than Common Stock), the Base Price shall be adjusted in accordance with the following formula:

P’ = P ÷ (M/(M-F))

where:

P’ = the Base Price immediately following the adjustment to the Base Price pursuant to this Section 6(b)(iii).

P = the Base Price immediately preceding the adjustment to the Base Price pursuant to this Section 6(b)(iii).

M = the Last Reported Sales Price (as defined herein) per share of Common Stock on the business day immediately preceding the Announcement Date.

F = the fair market value (as determined in good faith by the Board of Directors (or the Compensation Committee thereof) and evidenced by resolutions) on the Announcement Date for such distribution of the assets, securities, options, rights or warrants distributable to one share of Common Stock after taking into account, in the case of any rights, options or warrants, the consideration required to be paid upon exercise thereof.

“Announcement Date” shall mean the day on which a distribution covered by this Section 6(b)(iii) is announced to the general public.

“Last Reported Sales Price” of Common Stock on any particular date means:

(1) if the Common Stock is listed or admitted for trading on a national securities exchange, the last reported sales price reported on the date in question in the composite transactions for the exchange on which the Common Stock is so listed or admitted;

(2) if (1) does not apply and the Common Stock is traded on the OTC Bulletin Board, the last quoted bid price as of the date in question in the over-the-counter market as reported by the OTC Bulletin Board;

(3) if (1) and (2) do not apply and the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets”, the last quoted bid price as of the date in question; or

(4) if (1), (2) and (3) do not apply and the Last Reported Sales Price cannot be calculated on a particular date on any of the foregoing bases, the Last Reported Sales price shall be determined by the Board of Directors or the Committee and evidenced by resolutions thereof.

The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately prior to the ex-dividend date for such distribution. This subsection (iii) does not apply to any dividends or distributions made in connection with, or as part of any of the actions contemplated by subsections (i), (ii) or (iv) of this Section 6(b) or Section 6(c) below. If any adjustment is made pursuant to this subsection (iii) as a result of the issuance of rights, options or warrants and at the end of the period during which any such rights, options or warrants are exercisable, not all such rights, options or warrants shall have been exercised, the SAR shall be immediately readjusted as if “F” in the above formula was the fair market value (as determined in good faith by the Board of Directors or the Committee and evidenced by resolutions thereof) on the dividend date for such distribution of the indebtedness or assets actually distributed upon exercise of such rights, options or warrants divided by the number of shares of Common Stock outstanding on the dividend date for such distribution.

(iv) Subject in all cases to Section 5, in the event that the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is any change whatsoever in, or distribution with respect to, the outstanding Common Stock (for the avoidance of doubt, whether voting or nonvoting)), or sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, (1) shares of common stock of the successor or acquiring corporation or of the Company (if it is the surviving corporation) or (2) any cash, shares of stock or other securities, assets, property or indebtedness of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”) are to be received by or distributed to the holders of Common Stock who are holders immediately prior to such transaction, then the Grantee shall have the right thereafter to receive, upon exercise of the SAR the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of notional shares of Common Stock covered by the SAR immediately prior to such event (for the avoidance of doubt, (x) including with respect to SAR Shares that are not yet vested pursuant to the terms hereof, and (y) only taking into account the difference between the Fair Market Value and the Base Price). In the event of receipt of shares of common stock of the successor or acquiring corporation or of the Company and Other Property, the aggregate Base Price otherwise payable for the shares of Common Stock issuable upon exercise of the SAR shall be allocated among the shares of common stock and Other Property receivable as a result of such reorganization, reclassification, merger, consolidation or disposition of assets in proportion to the respective fair market values of such shares of common stock and Other Property as determined in good faith by the Board of Directors or the Committee and evidenced by resolutions thereof. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of the SAR to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be reasonably deemed appropriate (as determined in good faith by the Board of Directors or the Committee and evidenced by resolutions thereof) in order to provide for adjustments of any shares of the common stock of such successor or acquiring corporation to which the SAR then relates, with modifications which shall be as equivalent as practicable to the adjustments provided for in this Section 6. For purposes of this Section 6(b)(iv), “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class that is not preferred as to dividends or assets over any other class of stock of such corporation and that is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 6(b)(iv) shall similarly apply to successive reorganizations, reclassification, mergers, consolidations or disposition of assets and shall apply to any securities to be received as a result of the foregoing.

(v) Whenever the number of SAR Shares is adjusted, as provided in this Section 6(b), the Base Price shall be adjusted (rounded up to the next whole cent) by multiplying such Base Price immediately prior to such adjustment by a fraction (1) the numerator of which shall be the number of SAR Shares with respect to which the SAR is exercisable upon the exercise of the SAR immediately prior to such adjustment (for the avoidance of doubt, including with respect to SAR Shares that are not yet vested pursuant to the terms hereof), and (ii) the denominator of which shall be the number of SAR Shares with respect to which the SAR is exercisable upon the exercise of the SAR immediately after such adjustment (for the avoidance of doubt, including with respect to SAR Shares that are not yet vested pursuant to the terms hereof).

(e) To the extent that the Company makes any dividend distribution to the holders of its Common Stock: (i) that is payable in cash; (ii) that constitutes a distribution of the retained earnings of the Company (as determined in good faith by the Company’s Board of Directors in accordance with generally accepted accounting principles); and (iii) for which the record date (the “Record Date”) is after the Grant Date and prior to the earlier of (A) the date on which Grantee has exercised all of the SAR Shares granted hereunder, or (B) the date on which the SAR expires hereunder, then: (1) on the date of any such dividend distribution, the Company shall make a cash payment to Grantee, with respect to each SAR Share that has vested on or prior to such Record Date and has not been exercised on or prior to such Record Date, in an amount equal to the product of the amount of the dividend distribution made by the Company with respect to each share of its Common Stock (the “Per Share Dividend Amount”) multiplied by the number of such vested and unexercised SAR Shares; and (2) with respect to any SAR Shares that have not vested as of such Record Date, the Company shall credit to a dividend accrual account an amount (the “Accrued Dividend Amount”) equal to the product of the Per Share Dividend Amount multiplied by the number of such unvested SAR Shares, and the Accrued Dividend Amount with respect to any such unvested SAR Shares will be distributed to Grantee on the date on which the related SAR Shares vest. In the event that any unvested SAR Shares are forfeited in accordance with Section 4 of this Agreement, any unpaid Accrued Dividend Amount would be immediately forfeited.

(f) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to shareholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment under this Section 6 shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(g) Notwithstanding the foregoing provisions of this Section 6, the Board of Directors of the Company or the Committee shall make such equitable and appropriate adjustments to the foregoing provisions of this Section 6 that it shall determine in good faith (and evidenced by resolutions thereof) are necessary to ensure that the adjustments to the SAR made pursuant to this Section 6 shall be made in such a manner so as to ensure that after such adjustments the SAR continues to be exempt from Section 409A of the Code.

7. Stockholder Rights Not Granted by This SAR. The Grantee is not entitled by virtue hereof to any rights of a stockholder of the Company or to notice of meetings of stockholders or to notice of any other proceedings of the Company.

8. Notices. All notices hereunder to the Company shall be delivered or mailed to it addressed to the Secretary of First PacTrust Bancorp, Inc., 18500 Von Karman Ave, Suite 1100, Irvine, California 92612. Any notices hereunder to the Grantee shall be delivered personally or mailed to the Grantee’s address noted below. Such addresses for the service of notices may be changed at any time provided written notice of the change is furnished in advance to the Company or to the Grantee, as the case may be.

9. Withholding Tax. Where the Grantee or another person is entitled to receive a cash payment pursuant to the exercise of this SAR or an Additional SAR, the Company shall have the right to require the Grantee or such other person to pay to the Company the amount of any taxes which the Company or any of its affiliates is required to withhold with respect to the exercise of such SAR Shares, or in lieu thereof, to retain a sufficient amount of cash to cover the amount required to be withheld.

10. Grantee Service. Nothing in this Agreement shall limit the right of the Company or any of its affiliates to terminate the Grantee’s service as a director, advisory director, or employee, or otherwise impose upon the Company or any of its affiliates any obligation to employ or accept the services of the Grantee.

11. Amendment. The Committee may waive any conditions of or rights of the Company or modify or amend the terms of this Award Agreement; provided, however, that the Committee may not amend, alter, suspend, discontinue or terminate any provision hereof which could reasonably be expected to adversely affect the Grantee without the Grantee’s (or his legal representative’s) written consent.

12. Grantee Acceptance. The Grantee shall signify his acceptance of the terms and conditions of this SAR by signing in the space provided below and returning a signed copy hereof to the Company at the address set forth in Section 8 above.

IN WITNESS WHEREOF, the parties hereto have caused this Award Agreement to be executed as of the date first above written.

FIRST PACTRUST BANCORP, INC.

By:	/s/ Timothy R. Chrisman

ACCEPTED:

/s/ Steven Sugarman
Steven Sugarman

Exhibit A

DEFINITION OF CHANGE OF CONTROL

For the purposes of this Agreement “Change of Control” means:

(i) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (a) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (b) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 1(d), the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Company, (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliated Company or (z) any acquisition pursuant to a transaction that complies with clauses (iii)(a), (iii)(b) and (iii)(c) below;

(ii) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (a) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (b) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination

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or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (c) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

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